                    SFX BROADCASTING, INC. AND SUBSIDIARIES

                                 EXHIBIT 11.1


             STATEMENT REGARDING CALCULATION OF PER SHARE EARNINGS (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                 Three Months Ended June 30,

                                                    1997           1996
                                                -----------    -----------
Primary and Fully Diluted:
Average shares outstanding ..................     9,399,833      7,437,642
                                                -----------    -----------

         Total ..............................     9,399,833      7,437,642
                                                ===========    ===========

Net income (loss) ...........................   $     3,075    $   (42,074)

Less: preferred stock dividends and accretion         9,844            831
                                                -----------    -----------

Net loss attributable to common shareholders         (6,769)       (42,905)
                                                ===========    ===========

Net loss per common shares ..................   $      (.72)   $     (5.77)
                                                ===========    ===========


                                                   Six Months Ended June 30,

                                                     1997          1996
                                                -----------    -----------
Primary and Fully Diluted:
Average shares outstanding ..................     9,281,439      7,447,929
                                                -----------    -----------

         Total ..............................     9,281,439      7,447,929
                                                ===========    ===========

Ne loss .....................................   $    (3,411)   $   (43,059)

Less: preferred stock dividends and accretion        17,797            967
                                                -----------    -----------

Net loss attributable to common shareholders        (21,208)       (44,026)
                                                ===========    ===========

Net loss per common shares ..................   $     (2.29)   $     (5.91)
                                                ===========    ===========